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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                  SCHEDULE 14A
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                    -----------------------------------------

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /         Preliminary Proxy Statement
/ /         Confidential, for use of the Commission only (as permitted by Rule
            14a-6(e)(2))
/X/         Definitive Proxy Statement
/ /         Definitive Additional Materials
/ /         Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        CORPORATE OFFICE PROPERTIES TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/         No fee required
/ /         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

         (1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------


         (5) Total fee paid:

         ----------------------------------------------------------------------

/ /      Fee paid previously with preliminary materials.
/ / Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         ----------------------------------------------------------------------

         (2)  Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------

         (3)  Filing Party:

         ----------------------------------------------------------------------

         (4)  Date Filed:

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


                                  [LETTERHEAD]




To:               Our Shareholders

From:             Clay W. Hamlin, III

Subject:          Invitation to the Corporate Office Properties Trust 1999
                  Annual Meeting



         Please come to our Annual Meeting on May 19, 1999 to find out more about your company and the significant progress we are making. You will have the opportunity to ask questions and make comments. Enclosed with this Proxy Statement are your voting card and the 1998 Annual Report.

         You will notice that we have written our Proxy Statement in "plain English." The Securities and Exchange Commission adopted the plain English rule on January 28, 1998. We hope you are pleased with this format and find the Proxy Statement easier to read.

         I look forward to seeing you at the Annual Meeting.






                                                     /s/Clay W. Hamlin, III
                                                     -------------------------
                                                        Clay W. Hamlin, III
                                                        Chief Executive Officer

                                  [LETTERHEAD]


Notice of Annual Meeting of Shareholders

Date:    Wednesday, May 19, 1999
Time:    2:00 p.m.
Place:   The Philadelphia Marriott West
         Matson Ford Road at Front Street
         West Conshohocken, PA

         We will hold our Annual Meeting of Shareholders on May 19, 1999 at 2:00 p.m. at The Philadelphia Marriott West. During the Annual Meeting, we will consider and take action on the following proposals:

1. To elect two trustees, Betsy Z. Cohen and Robert L. Denton, each for a term of three years;

2. To amend our 1998 Long Term Incentive Plan to (i) increase the number of issuable shares under the plan, (ii) increase the number of shares issuable to one plan participant and (iii) permit the issuance of restricted shares; and

3.   To transact any other business properly before the Annual Meeting.

         If you are a shareholder as of March 19, 1999, you may vote at the meeting.


By order of the Board of Trustees




/s/John H. Gurley
-----------------
   John H. Gurley
   Vice President, General Counsel and Secretary

                                 PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being mailed, beginning on or about April 6, 1999, to owners of common shares of beneficial interest of Corporate Office Properties Trust in connection with the solicitation of proxies by the Board of Trustees for our 1999 Annual Meeting of Shareholders. This proxy procedure is necessary to permit all Corporate Office Properties Trust shareholders, many of whom are unable to attend the Annual Meeting, to vote. The Board of Trustees encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.


                                                     CONTENTS

Questions and Answers.........................................................................................1
Proposal 1--Election of Trustees..............................................................................4
Our Board of Trustees.........................................................................................5
Our Executive Officers........................................................................................8
Proposal 2--Amendments to our 1998 Long Term Incentive Plan...................................................9
Summary of the 1998 Long Term Incentive Plan.................................................................10
Report of the Compensation Committee.........................................................................14
Common Shares Performance Graph..............................................................................17
Share Ownership of our Trustees,.............................................................................18
Executive Officers and 5% Beneficial Owners..................................................................18
Section 16(a) Beneficial Ownership Reporting Compliance......................................................19
Summary Compensation Table...................................................................................19
Employment Agreements........................................................................................20
Option Grant Table...........................................................................................21
Option Exercise Table........................................................................................22
Certain Transactions.........................................................................................22
Requirements for Advance Notification of Nominations
   and Shareholder Proposals.................................................................................23
Independent Auditors.........................................................................................24
Annual Report on Form 10-K...................................................................................25

                              QUESTIONS AND ANSWERS


Q. WHEN ARE THE ANNUAL REPORT TO SHAREHOLDERS AND THIS PROXY STATEMENT FIRST BEING SENT TO SHAREHOLDERS?

A. The annual report to shareholders and this proxy statement are being sent to shareholders beginning on or about April 6, 1999.

Q.   WHAT AM I VOTING ON?

A.        1.   Election of two trustees for three-year terms.

          2.   Amendments to the 1998 Long Term Incentive Plan to:

               -    Increase the number of issuable shares under the plan;

               - Increase the number of shares issuable to one plan participant during a calendar year; and

               -    Permit the issuance of restricted shares.

          3. Any other business that properly comes before the meeting for a vote.

Q.   WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING, AND HOW MANY VOTES DO THEY
     HAVE?

A. Common shareholders of record at the close of business on March 19, 1999 may vote at the Annual Meeting. Each share has one vote. There were 16,801,876 common shares outstanding on March 19, 1999.

Q.   HOW DO I VOTE?

A. You must be present, or represented by proxy, at the Annual Meeting in order to vote your shares. Since many of our shareholders are unable to attend the Annual Meeting in person, we send proxy cards to all of our shareholders to enable them to vote.

Q.   WHAT IS A PROXY?

A. A proxy is a person you appoint to vote on your behalf. We are soliciting your appointment of proxies so that your common shares may be voted at the Annual Meeting without your attendance. You must complete and return the enclosed proxy card to have your shares voted by proxy.

Q.   BY COMPLETING AND RETURNING THIS PROXY CARD, WHO AM I DESIGNATING AS MY
     PROXY?

A. You will be designating Clay W. Hamlin, III, our Chief Executive Officer, and Randall M. Griffin, our President and Chief Operating Officer, as your proxies. They may act on your behalf together or individually and will have the authority to appoint a substitute to act as proxy.

Q.   HOW WILL MY PROXY VOTE MY SHARES?

A. Your proxy will vote according to the instructions on your proxy card. IF YOU COMPLETE AND RETURN YOUR PROXY CARD BUT DO NOT INDICATE YOUR VOTE ON BUSINESS MATTERS, YOUR PROXY WILL VOTE "FOR" PROPOSALS 1 AND 2. We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. However, your proxies are authorized to vote on your behalf, using their best judgment, on any other business that properly comes before the Annual Meeting.

Q.   HOW DO I VOTE USING MY PROXY CARD?

A. Other than attending the Annual Meeting and voting in person, you must vote by mail. To vote by mail, simply mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided. If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

Q.   HOW DO I REVOKE MY PROXY?

A. You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

     - Notifying our Corporate Secretary, John H. Gurley, in writing at 401 City Avenue, Suite 615, Bala Cynwyd, PA 19004, that you are revoking your proxy;

     -    Executing a later dated proxy card; or

     -    Attending and voting by ballot at the Annual Meeting.

Q.   IS MY VOTE CONFIDENTIAL?

A. Yes, only certain of our employees will have access to your card. All comments remain confidential, unless you ask that your name be disclosed.

Q.   WHO WILL COUNT THE VOTES?

A. An officer of Corporate Office Properties Trust will act as the inspector of election and will count the votes.

Q.   WHAT CONSTITUTES A QUORUM?

A. As of March 19, 1999, 16,801,876 of our common shares were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. If you vote by proxy card, you will be considered part of the quorum, even if you do not vote. If a quorum is not present at the Annual Meeting, the shareholders present in person or by proxy may adjourn the meeting to a date not more than 120 days after March 19, 1999 until a quorum is present.

Q.   HOW WILL MY VOTE BE COUNTED?

A. With respect to Proposal 1, the election of trustees, votes may be cast in favor of or withheld from one or both nominees. Votes that are withheld will not be included in the vote and will have no effect on the vote.

     With respect to Proposal 2, the amendments to the 1998 Long Term Incentive Plan,

     - you may abstain, and your abstention will have the same effect as a vote against the plan amendments; and

     - we believe that if you hold your shares through a broker in "street" name and you do not give instructions to your broker to vote your shares with respect to the plan amendments, your broker will not vote your shares with respect to the plan amendments. Your broker's failure to vote your shares in this instance will have no effect on the vote because broker non-votes are not considered present at the meeting.

Q.   WHAT PERCENTAGE OF OUR COMMON SHARES DO THE TRUSTEES AND OFFICERS OWN?

A. Our trustees and executive officers owned approximately 4.7% of our common shares as of March 19, 1999. (See the discussion under the heading "Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners"for more details.)

Q.   WHO IS SOLICITING MY PROXY, HOW IS IT BEING SOLICITED AND WHO PAYS THE
     COST?

A. Corporate Office Properties Trust, on behalf of the Board of Trustees, through its trustees, officers and employees, is soliciting proxies primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Norwest Bank, our transfer agent, will be assisting us for a fee of approximately $1,000, plus out-of-pocket expenses. Corporate Office Properties Trust pays the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common shares.

Q.   WHO IS OUR LARGEST PRINCIPAL SHAREHOLDER?

A: As of March 19, 1999, Constellation Real Estate, Inc., 250 West Pratt Street, Baltimore, MD 21201, owned 7,030,793, or 42%, of our common shares and 984,308, or 100%, of our Series A convertible preferred shares. Constellation is a wholly-owned indirect subsidiary of Baltimore Gas and Electric Company.

     Commencing September 28, 1998, we completed a number of transactions with affiliates of Constellation to acquire certain of their real property, a mortgage and other assets which they owned. We completed the transaction by using cash, assuming debt, and issuing common and Series A convertible preferred shares. Upon consummation of these transactions, Constellation became the holder of 42% of our common shares. Constellation also designated two trustees to our Board of Trustees under the terms of the Series A preferred shares.

Q.       WHEN ARE SHAREHOLDER PROPOSALS FOR THE YEAR 2000 ANNUAL MEETING DUE?

A. Shareholder proposals, to be presented at the year 2000 Annual Meeting, must be submitted in writing by December 7, 1999 to John H. Gurley, Vice President, General Counsel and Secretary, at 401 City Avenue, Suite 615, Bala Cynwyd, Pennsylvania 19004. You should submit any proposal by a method that permits you to prove the date of delivery to us. (See the discussion under the heading "Requirements for Advance Notification of Nominations and Shareholder Proposals" for information regarding certain procedures with respect to shareholder proposals and nominations of trustees.)


                       PROPOSAL 1 -- ELECTION OF TRUSTEES

The terms of our two Class I Trustees expire as of the Annual Meeting. Corporate Office Properties Trust, through our Nominating Committee of the Board of Trustees, proposed two new nominees, Betsy Z. Cohen and Robert L. Denton, for election as Class I Trustees at the Annual Meeting. Each of these nominees has agreed to serve a three-year term if elected.

BETSY Z. COHEN is being nominated to become a new member of our Board of Trustees. Mrs. Cohen, age 57, has been Chairman and Chief Executive Officer of JeffBanks, Inc., a bank holding company, since its inception in 1981 and also is Chairman and Chief Executive Officer of its subsidiaries, Jefferson Bank, which she founded in 1974, and Jefferson Bank New Jersey, which she founded in 1987. Since 1997, Mrs. Cohen also has served as Chairman, Chief Executive Officer and trustee of Resource Asset Investment Trust, a real estate investment trust. From 1985 until 1993, Mrs. Cohen was a director of First Union Corp. of Virginia, a bank holding company, and its predecessor, Dominion Bankshares, Inc. In 1969, Mrs. Cohen co-founded a commercial law firm and served as a Senior Partner until 1984. Mrs. Cohen also is a director of The Maine Merchant Bank, LLC., Aetna, Inc. and Life Technologies, Inc.

ROBERT L. DENTON is being nominated to become a new member of our Board of Trustees. Mr. Denton, age 46, joined The Shidler Group, an investment firm, in 1994 and is currently a Managing Partner and the resident principal in the New York office. From 1991 to 1994, Mr. Denton was employed as an investment banker with Providence Capital, Inc., an investment banking firm which he co-founded. Mr. Denton is also a director of CGA Group, Ltd., a holding company whose subsidiary is a AAA-rated financial guarantor based in Bermuda. Mr. Denton holds an MBA from The Wharton School of Business and a bachelor's degree from the University of Pennsylvania.

If a quorum is present at the Annual Meeting, then a plurality of all votes cast at the meeting will be sufficient to elect a trustee. There is no cumulative voting in the election of trustees.

If any nominee is unable to stand for election, which we do not presently contemplate, the Board may provide for a lesser number of trustees or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute nominee.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH OF THE LISTED NOMINEES IN PROPOSAL 1.

                              OUR BOARD OF TRUSTEES

Q:   HOW WOULD YOU DESCRIBE THE CLASSES OF THE BOARD OF TRUSTEES?

A: Our Declaration of Trust provides for three classes of trustees who manage our business affairs. You will elect the successors to the Class I Trustees in this election. Our shareholders will elect the successors to Class II Trustees in the year 2000 and Class III Trustees in the year 2001. All trustees will be elected for three-year terms.

     Constellation Real Estate, Inc., a wholly-owned indirect subsidiary of Baltimore Gas and Electric Company, is entitled to designate two trustees because of its Series A convertible preferred shares ownership. Its designated trustees are Edward A. Crooke (Class III Trustee) and Steven D. Kesler (Class II Trustee).

Q: WHO ARE THE CURRENT MEMBERS OF OUR BOARD OF TRUSTEES WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING?

                  NAME                       AGE                        OFFICE                         CLASS
---------------------------------------  ---------  ----------------------------------------------  -----------
Jay H. Shidler.........................      53     Chairman of the Board of Trustees                   III
Clay W. Hamlin, III....................      54     Chief Executive Officer and Trustee                 III
Edward A. Crooke.......................      60     Trustee                                             III
Steven D. Kesler.......................      47     Trustee                                             II
Kenneth S. Sweet, Jr...................      66     Trustee                                             III
William H. Walton......................      46     Trustee                                             II
Kenneth D. Wethe.......................      57     Trustee                                             II

JAY H. SHIDLER has been Chairman of our Board of Trustees since October 1997. Mr. Shidler is the founder and Managing Partner of The Shidler Group. A nationally acknowledged expert in the field of real estate investment and finance, Mr. Shidler has over 25 years of experience in real estate investment and has been directly involved in the acquisition and management of over 1,000 properties in 40 states and Canada totaling over $4 billion in aggregate value. Mr. Shidler is a founder and current Chairman of the Board of Directors of First Industrial Realty Trust, Inc. (NYSE: FR). Mr. Shidler is also founder and Chairman of the Board of Trustees of CGA Group, Ltd., a holding company whose subsidiary is a AAA-rated financial guarantor based in Bermuda. Mr. Shidler serves on the boards of directors of several private companies and is active as a trustee of several charitable organizations, including The Shidler Family Foundation. Mr. Shidler holds a bachelor's degree in Business Administration from the University of Hawaii.

CLAY W. HAMLIN, III has been a Trustee and our Chief Executive Officer since October 1997. He was our President from October 1997 until September 1998. From May 1989 until joining us, Mr. Hamlin was the Managing Partner of The Shidler Group's Mid-Atlantic region, where he acquired, managed and leased over four million square feet of commercial property. A resident of Philadelphia for over 30 years, Mr. Hamlin has been active in the real estate business for 25 years. Mr. Hamlin is an attorney, a Certified Public Accountant and holds an MBA from The Wharton School of Business and an undergraduate degree from the University of Pennsylvania. Mr. Hamlin is a founding shareholder of both TriNet Corporate Realty Trust, Inc. and First Industrial Realty Trust, Inc.

EDWARD A. CROOKE has been one of our Trustees since September 1998. Mr. Crooke is the Vice Chairman of Baltimore Gas and Electric Company ("BGE"). Prior to May 1998, he held the position of President and Chief Operating Officer of BGE since 1992. Mr. Crooke presently serves as Chairman of the Board, President and Chief Executive Officer of Constellation Enterprises, Inc., a wholly-owned direct subsidiary of BGE. Throughout his 30-year career with BGE, Mr. Crooke advanced through the utility from Vice President-Finance & Accounting and Secretary during the period from 1978 through 1987 to President-Utility Operations from 1988 to 1992. Mr. Crooke is a member of BGE's Board of Directors, a role he has performed since 1988. Mr. Crooke serves as a director of First Maryland Bancorp, First National Bank of Maryland, Goucher College and Baltimore Equitable Insurance. Mr. Crooke holds an MBA in Finance from Loyola College and a bachelor's degree in Economics from the University of Maryland.

STEVEN D. KESLER has been one of our Trustees since September 1998. Mr. Kesler is the Chief Executive Officer and President of Constellation Investments, Inc., a wholly-owned indirect subsidiary of Baltimore Gas and Electric Company. In this role, Mr. Kesler manages a corporate investment entity, BGE's pension plan, BGE's nuclear decommissioning trust and a portfolio of real estate assets. Prior to September 1998, he also served as a Vice President of Constellation Real Estate Group, Inc. During his 13 years with Constellation, Mr. Kesler had also served as Treasurer and Assistant Secretary of Constellation Holdings, Inc., a wholly-owned indirect subsidiary of BGE. Prior to employment with Constellation, Mr. Kesler was Controller of Westinghouse-Hittman Nuclear, Inc. and Manager of Budgets, Planning and Analysis with Maryland National Corporation. Mr. Kesler is currently a director of a publicly-traded insurance company, Capital Re Corporation. Mr. Kesler holds an MBA from The Wharton School of Business, a BS from New York University and is a Certified Public Accountant in Maryland.

KENNETH S. SWEET, JR. has been one of our Trustees since October 1997. Mr. Sweet is the Managing Director of GS Capital, L.P., a private investment company which he founded in 1991. In 1971, Mr. Sweet founded K.S. Sweet Associates which specialized in real estate and venture capital investments. From 1957 to 1971, he served in increasingly responsible positions at The Fidelity Mutual Life Insurance Company. Currently the Managing General Partner of 15 venture capital and real estate partnerships with assets of over $300 million, Mr. Sweet has over 35 years of experience in real estate investments, management, development and venture capital transactions. Mr. Sweet serves as a director, chairman of the real estate committee and a member of the finance committee of Main Line Health and the Philadelphia Chapter of the Nature Conservancy and is on the Advisory Committee of the Arthur Ashe Youth Tennis Center. Mr. Sweet holds a BA degree from Lafayette College and attended The Wharton School of Business.

WILLIAM H. WALTON has been one of our Trustees since October 1997. Mr. Walton is a Managing Principal of Westbrook Partners, LLC, which he co-founded in April 1994. With offices in Dallas, New York, San Francisco and Florida, Westbrook is a fully integrated real estate investment management company. Westbrook is the sponsor of Westbrook Real Estate Fund and Westbrook Real Estate Fund II, which together control approximately $4 billion of real estate assets including investments in real estate companies and securities; offices, retail and industrial properties; apartments; hotels; and residential developments. Prior to co-founding Westbrook, Mr. Walton was a Managing Director of Morgan Stanley Realty. Mr. Walton holds an MBA from Harvard Business School and an AB from Princeton University.

KENNETH D. WETHE has been one of our Trustees since January 1990. Since 1990, Mr. Wethe has been the owner and principal officer of Wethe & Associates, a Dallas-based firm providing independent risk management, insurance and employee benefit services to school districts and governmental agencies. Mr. Wethe's background includes over 25 years experience in the group insurance and employee benefits area. He is a Certified Public Accountant and holds an MBA from Pepperdine University and a BS from the University of Minnesota.

HOW ARE THE TRUSTEES COMPENSATED?

- Employee trustees receive no compensation, other than their normal salary, for serving on the Board of Trustees or its committees.

-    Non-employee trustees receive:

     -    $15,000 annual fee;
     -    Reimbursement for out-of-pocket expenses;
     - Eligibility to participate in our 1998 Long Term Incentive Plan described below; and
     - Upon initial election or appointment to the Board, an option to purchase 5,000 common shares, exercisable at the then fair market value of the common shares.

HOW ARE OUR TRUSTEES NOMINATED?

The nominating committee of the Board of Trustees is responsible for presenting nominations to the Board of Trustees and shareholders. (See the discussion under the heading "Requirements for Advance Notification of Nominations and Shareholder Proposals" concerning information about procedures for shareholder nominations for trustees.)

WHAT ARE THE CURRENT COMMITTEES OF OUR BOARD OF TRUSTEES?

The Board of Trustees currently has four committees. Those trustees who serve on committees, and the number of meetings held during 1998, are identified below.

------------------------------ ------------------- ------------------- ------------------- --------------------
BOARD MEMBER                         AUDIT             INVESTMENT          COMPENSATION        NOMINATING
------------------------------ ------------------- ------------------- ------------------- --------------------
Jay H. Shidler                                               X                                      X
------------------------------ ------------------- ------------------- ------------------- --------------------
Vernon R. Beck*                      X
------------------------------ ------------------- ------------------- ------------------- --------------------
Edward A. Crooke                                                                 X                   X
------------------------------ ------------------- ------------------- ------------------- --------------------
Allen C. Gehrke*                     X
------------------------------ ------------------- ------------------- ------------------- --------------------
Kenneth S. Sweet, Jr.                                        X                   X                   X
------------------------------ ------------------- ------------------- ------------------- --------------------
William H. Walton**                                                              X                   X
------------------------------ ------------------- ------------------- ------------------- --------------------
Kenneth D. Wethe                      X                      X
------------------------------ ------------------- ------------------- ------------------- --------------------
Meetings Held in 1998                  4                      5                   2        None--formed in 1999
------------------------------ ------------------- ------------------- ------------------- --------------------

*    Messrs. Beck and Gehrke are not standing for re-election at the Annual
     Meeting.

** Mr. Walton is no longer a member of the Compensation Committee effective as of March 1999.

During 1998, the Board of Trustees had eight meetings. Each trustee attended a minimum of 75% of the total of the Board of Trustees' meetings and their committee meetings.

AUDIT COMMITTEE - Reviews our accounting, financial reporting and internal control functions. Recommends the annual appointment of our independent accountants and reviews their services. All members are non-employee trustees.

INVESTMENT COMMITTEE - Approves all our real estate investments and acquisitions. Investments of greater than $25 million must also be approved by the full Board of Trustees.

COMPENSATION COMMITTEE - Administers executive compensation programs, policies and practices. Acts in an advisory role on senior management compensation and administers our 1998 Long Term Incentive Plan. All members are non-employee trustees.

NOMINATING COMMITTEE - Considers and recommends nominees for election as trustees and officers.


                             OUR EXECUTIVE OFFICERS

Below is information with respect to our executive officers who are not trustees.

RANDALL M. GRIFFIN, age 54, has been our President and Chief Operating Officer since September 1998. Mr. Griffin previously served as President of Constellation Real Estate Group, Inc. since June 1993. From 1990 through March 1993, Mr. Griffin worked as Vice President-Development for EuroDisney Development in Paris, France. From 1976 to 1990, Mr. Griffin worked for Linclay Corporation, a St. Louis-based real estate development, management and investment company, most recently as Executive Vice President and Chief Operating Officer. Mr. Griffin holds an MBA from Harvard Business School and a BA degree from Ohio Wesleyan University. Mr. Griffin serves on the Board of Directors of The National Aquarium as its Vice Chairman and the Columbia Festival of the Arts. He is Vice Chairman of the Maryland Economic Development Commission, and serves on its Executive Committee.

ROGER A. WAESCHE, JR., age 45, has been our Senior Vice President and Chief Financial Officer since September 1998. Prior to joining us, Mr. Waesche was responsible for all financial operations of Constellation Real Estate Group, Inc., including treasury, accounting, budgeting and financial planning. Mr. Waesche also had primary responsibility for Constellation's asset investment and disposition activities and sourced over $500 million of project debt. Prior to joining Constellation in 1984, Mr. Waesche was a practicing Certified Public Accountant with Coopers & Lybrand L.L.P. Mr. Waesche holds an MBA in Finance and an undergraduate degree in Accounting from Loyola College.

JOHN H. GURLEY, age 60, has been our Vice President, General Counsel and Secretary since September 1998. Prior to joining us, Mr. Gurley served as Vice President and General Counsel of Constellation Real Estate Group, Inc. with responsibility for all legal matters. In this role, Mr. Gurley managed lease negotiations for more than two million square feet of office and retail space and handled all land purchases and sales, as well as financing and related matters. Prior to his employment with Constellation in 1987, Mr. Gurley spent 17 years with The Rouse Company where he worked eight years as Assistant General Counsel. Before that he worked in private practice for five years with Semmes, Bowen & Semmes where he provided a broad spectrum of real estate related services to various clients. He received his undergraduate degree from Georgetown University and earned his JD from the University of Maryland School of Law.

THOMAS D. CASSEL, age 40, has been our Vice President, Finance and Treasurer since October 1997. Mr. Cassel is a Certified Public Accountant with over 18 years experience in real estate accounting, finance, acquisitions and management. From 1995 until October 1997, Mr. Cassel was Vice President and Chief Financial Officer of Delancey Investment Group, Inc., a Philadelphia-based real estate investment and management company of commercial and residential properties. Prior to Delancey, he was a real estate consulting manager for Arthur Andersen LLP for four years and Kenneth Leventhal & Co. for two years. As a consultant, he performed strategic planning, capital markets, valuation and acquisition analyses for a variety of real estate companies, including REITs. Mr. Cassel received his bachelor's degree in Finance with a major in Accounting from The Wharton School of Business.


          PROPOSAL 2 -- AMENDMENTS TO OUR 1998 LONG TERM INCENTIVE PLAN

We adopted the 1998 Long Term Incentive Plan ("Plan") last year. (See the discussion under the heading "Summary of the 1998 Long Term Incentive Plan.") We have outlined in the table below the proposed changes to the Plan:

                  EXISTING PLAN                                       PROPOSED CHANGES
     ------------------------------------------    ---------------------------------------------------
1.   Authorizes the issuance of awards under       Increases the issuable shares under the Plan by
     the Plan of up to 10% of our outstanding      including in the calculation of outstanding common
     common shares.                                shares (at the time an award is made) all common
                                                   shares then issuable upon conversion of our then
                                                   outstanding convertible preferred shares and all
                                                   common shares that may be issued upon redemption of
                                                   then outstanding units in our operating partnership.
                                                   As of March 19, 1999, this increases the issuable
                                                   shares under the Plan by approximately 1,207,553
                                                   common shares, from 1,680,187 to 2,887,740 common
                                                   shares.

2.   Allows awards under the Plan to include       Allows awards under the Plan to include restricted
     include options and dividend equivalents as   shares to be granted by the full Board of Trustees, in
     described under the heading "Summary of       addition to options and dividend equivalents. Restricted
     the 1998 Long Term Incentive Plan."           shares could be issued subject to forfeiture if the
                                                   recipients terminate employment or service with us
                                                   for any reason or if certain performance goals are
                                                   not met. Persons to whom we award restricted shares
                                                   may not sell or transfer them while restricted;
                                                   however, they will receive the dividends and other
                                                   ownership attributes of these shares including the
                                                   right to vote. No more than 30% of the total shares
                                                   issuable under the Plan would be restricted shares.


3.   Allows granting of options for a maximum      Allows granting of a total of up to 300,000 options to
     of 200,000 common shares to one employee      acquire common shares and up to 300,000 restricted
     or trustee in one calendar year.              shares to one employee or trustee in one calendar year.

4.   Allows granting of incentive stock            Allows granting of incentive stock options for a
     options for a maximum of 200,000 common       maximum of 300,000 common shares under the Plan.
     shares under the Plan.


The affirmative vote of the holders of a majority of the common shares voting at the meeting is needed to amend the 1998 Long Term Incentive Plan.

BOARD RECOMMENDATION

The Board of Trustees has determined that it is in the shareholders' best interests to approve the amendments to the Plan. The Board believes that the amendments will improve the Plan and its utility in attracting and retaining senior management. The proposed amendments further align the interests of our senior management team with the economic interest of our shareholders.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" PROPOSAL 2.


                  SUMMARY OF THE 1998 LONG TERM INCENTIVE PLAN

Last year, our shareholders voted to adopt the 1998 Long Term Incentive Plan. The material features of the current Plan are:

Types of Plan awards       The Plan provides for the grant of:
("Awards")                 -        options to employees to acquire common
                                    shares intended to qualify as incentive
                                    stock options under Section 422 of the
                                    Internal Revenue Code,

                           - options to acquire common shares not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code ("nonqualified stock options"), and

                           - Dividend equivalents which may be granted alone or in conjunction with another Award. Dividend equivalents are rights to receive cash, common shares or other property equal in value to dividends paid with respect to a specified number of common shares.

Available Shares           The Plan currently authorizes the issuance of up to
                           10% of our common shares outstanding at the time an award is granted, subject to adjustment to prevent dilution or enlargement of the rights of Plan participants. No more than 200,000 shares in the aggregate are currently available for incentive stock option awards under the Plan. If a participant forfeits or does not exercise options under the Plan, those allocated common shares will again become available for grant.

Eligible Participants      Our employees and trustees, and employees and
                           trustees of our subsidiaries and affiliates. As of March 19, 1999, 123 employees (including one who is also a trustee) and four non-employee trustees were eligible to participate in the Plan.

Administration             Compensation Committee of the Board of Trustees
                           administers the Plan ("Administrator") including:

                           -        Granting awards,

                           - Determining affiliated entities eligible to participate, and

                           - Determining the terms and conditions of Awards such as exercise price, grant price, vesting periods, waivers and method of exercising. The closing sale price per common share as reported on the New York Stock Exchange on March 19, 1999 was $7.00.

Maximum grants to a Plan   The Plan currently allows grants of up to 200,000
participant in one year    shares per participant annually, subject to
                           adjustment to prevent dilution or enlargement of the rights of Plan participants.

Plan life                  The Plan allows Award grants until March 12, 2008,
                           the tenth anniversary of the Plan.

Awards transferability     Unless otherwise agreed by the Administrator, Awards
and rights as a            are not transferable except by will or the laws of
shareholder                descent and distribution. A holder of an option will
                           have no rights as a shareholder with respect to common shares subject to his or her option until the option is exercised.

Payment for option         Participants may make payments for options granted
exercise price             under the Plan in cash or, if permitted by the
                           Administrator, by exchanging common shares having a fair market value equal to the option exercise price.

Vesting upon change        All outstanding Awards will become fully exercisable
of control                 upon a change of control of Corporate Office
                           Properties Trust (as defined in the Plan) unless otherwise provided by the Administrator.

Amendments to the Plan     The Board of Trustees may amend, alter, suspend,
                           discontinue or terminate the Plan without shareholder approval unless such approval is required under
                           Section 422 of the Internal Revenue Code. However, the consent of an affected participant in the Plan is required if an amendment would materially and adversely affect the participant's rights under an outstanding Award.

Certain Plan benefits      Because grants of Awards are to be made from time to
                           time by the Administrator to eligible persons whom the Administrator determines in its discretion should receive grants, the benefits and amounts that may be awarded in the future to persons eligible to participate in the Plan are not presently determinable. Option grants to purchase the following number of common shares have been made under the Plan from its inception through March 19, 1999: Thomas D.
                           Cassel--27,500; Randall M. Griffin--220,000; Clay W.
                           Hamlin, III--200,000; David P. Hartsfield--13,750;
                           Roger A. Waesche, Jr.--82,500; current executive officers as a group--571,250; current non-employee trustees as a group--20,000; and all other employees as a group--341,575. As of March 19, 1999, there were options outstanding under the Plan to purchase
                           923,475 common shares and 756,712 common shares available for issuance under the Plan.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion summarizes the principal federal income tax consequences of the Plan based on the current Internal Revenue Code and its regulations, and administrative and judicial interpretations. The summary does not address any foreign, state or local tax consequences of participation in the Plan.

SHARE OPTIONS. In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to us. The tax consequences associated with the exercise of an option and the subsequent disposition of common shares acquired on the exercise of such option depend on whether the option is an incentive stock option or a nonqualified stock option.

Upon the exercise of a nonqualified stock option, the recipient will recognize ordinary taxable income equal to the excess of the fair market value of the common shares received upon exercise over the exercise price. We will generally be able to claim a deduction in an equivalent amount.

Any gain or loss upon a subsequent sale or exchange of the common shares will be subject to capital gain or loss. The capital gain tax rate will depend on the length of time that a recipient held the shares and other factors.

Upon the exercise of an incentive stock option, a recipient will generally not recognize ordinary taxable income at the time of exercise and no deduction will be available to us, provided the recipient exercises the option as an employee or within three months following termination of employment (longer, in the case of termination of employment by reason of disability or death) ("Termination Period").

If an incentive stock option granted under the Plan is exercised after the Termination Period, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an incentive stock option granted under the Plan will be treated as a nonqualified stock option to the extent it (together with any other incentive stock options granted under our plans and plans of our subsidiaries) first becomes exercisable in any calendar year for common shares having a fair market value, determined as of the date of grant, in excess of $100,000.

If common shares acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If common shares acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the recipient will recognize ordinary income at the time of disposition, and we will generally be able to claim a deduction, in an amount equal to the excess of the fair market value of the common shares at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, and the rate will depend on how long the common shares have been held. Where common shares are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the common shares have been held.

Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the recipient, it would result in an increase in the recipient's alternative minimum taxable income and may result in an alternative minimum tax liability.

DIVIDEND EQUIVALENT RIGHTS. With respect to dividend equivalent rights under the Plan, generally, when a recipient receives payment with respect to the dividend equivalent right, the amount of cash and the fair market value of any other property received will be ordinary income to such recipient and will be allowed as a deduction for federal income tax purposes to us.

RESTRICTED SHARES. In general, the grant of restricted shares will not be a taxable event to a recipient and it will not result in a deduction to us, until such shares are transferable by the recipient or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the shares are either transferable or are no longer subject to a substantial risk of forfeiture, the recipient will recognize ordinary taxable income equal to the fair market value of the common shares (less any amounts paid for such shares) at that time. We will generally be able to claim a deduction in an equivalent amount. However, a recipient may elect to recognize ordinary taxable income in the year the restricted share grant is awarded equal to the fair market value of the common shares subject to the restricted share grant (less any amounts paid for such shares) at that time, determined without regard to the restrictions on transfer. In such circumstances, we will generally be able to claim a deduction in an equivalent amount in the same year. Any gain or loss recognized by the recipient upon the subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted share grant are forfeited, or if the market value declines during the restriction period, the recipient will not be entitled to any tax deduction or tax refund.

PAYMENT OF WITHHOLDING TAXES. We may withhold, or require a recipient to remit to us, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Plan.

SPECIAL RULES. Special rules may apply to a recipient who is subject to Section 16(b) of the Securities Exchange Act of 1934 as in effect from time to time (generally directors, officers and 10% shareholders). Certain additional special rules apply if the exercise price for an option is paid in shares previously owned by the recipient rather than in cash.

LIMITATION ON DEDUCTIBILITY. Section 162(m) of the Internal Revenue Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with options and other awards granted under the Plan) by a public company to a "covered employee" (our chief executive officer and four other most highly compensated executive officers) to no more than $1 million. We currently intend to structure options and other awards granted under the Plan to comply with an exception to nondeductibility under Section 162(m) of the Internal Revenue Code.

                      REPORT OF THE COMPENSATION COMMITTEE

WHAT IS OUR COMPENSATION PHILOSOPHY?

In 1998, we conducted a comprehensive compensation review of our senior management team to formalize our compensation philosophy and plan.

Our philosophy is to provide competitive compensation levels, but where appropriate align compensation of senior management with the long-term interests of our shareholders. We have designed the compensation of the senior management team to motivate management to focus on our operating results and sustained shareholder value by:

- Establishing a plan that attracts, retains and motivates key management through competitive compensation within the industry.
- Linking a portion of senior management compensation with the returns realized by shareholders.
- Building a pay-for-performance system which encourages and rewards successful initiatives within a team environment based on company, business unit and individual objectives.

WHAT IS THE STRUCTURE OF OUR EXECUTIVE COMPENSATION?

The elements of our executive compensation programs are:

     -    Base salary
     -    Annual incentive awards
     -    Long-term incentives
     -    Special awards in recognition of superior achievements

Our compensation plan has been structured to provide incentives for senior management performance that promotes continuing improvements in our financial results and share price over both the short- and long-term.

HOW DO WE DETERMINE BASE SALARIES?

We determine base salaries by each individual's experience and comparisons to similar base salaries in other real estate investment trusts and the real estate industry. Base salaries are generally positioned at or slightly below the median of the salaries shown in our REIT peer group comparison. Special factors considered in determining the compensation of our CEO are discussed below. Changes in salaries will depend upon such factors as individual performance, compensation levels within the industry and the economic conditions affecting our operations.

HOW DO WE DETERMINE ANNUAL BONUSES?

We establish annual bonus targets for the senior management team at the beginning of each fiscal year. The actual cash award is based on the individual's ability to achieve those targets.

We base the amount of the award on a combination of the following segments:

     -    Our overall performance
     -    Business unit performance
     -    Individual performance

The relative importance of each segment is determined by the senior manager's position within our organization. The CEO and President & COO awards are based most heavily on operating results. The awards to other senior managers are based on the strategic accomplishments and performance of their business units. All awards are based on individual goals for each member of senior management. The overall operating objectives are based on two measurements related to our funds from operations. The bonus plan provides that no bonus will be paid unless a threshold level of performance, as approved by the Compensation Committee, is achieved. The Compensation Committee has the option to increase awards to members of the senior management team who have shown exemplary performance and far exceeded all objectives.

The Compensation Committee approved bonuses to our Chief Executive Officer and our other four most highly paid executives totaling $143,500 in 1998. The Compensation Committee considered our operating performance and each individual's contributions to our success in determining the bonus amounts.

HOW IS COMPENSATION USED TO ENSURE SENIOR MANAGEMENT IS FOCUSED ON LONG-TERM RESULTS?

Our long-term incentive plan for executives is approved by the Compensation Committee annually. This plan focuses on our overall operating performance and bears a direct relationship to the value realized by our shareholders. The plan has also been structured to align the interests of senior management and our shareholders by providing a significant long-term incentive opportunity in the form of options for common shares.

The long-term incentive plan uses nonqualified stock options and rewards senior management over a two year time frame:

- An interim grant will be made at the close of 1999 based on our actual performance.
- A second grant will be made shortly after the close of 2000 based on our cumulative performance during 1999 and 2000.
- The nonqualified share options vest over a four-year period with 25 percent vesting on the date of the grant and 25 percent vesting on each subsequent anniversary (provided the optionee remains continually employed).
- Share options will be granted at an exercise price equal to the fair market value of a common share on December 31 of the plan year.

HOW DO WE DETERMINE THE COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER?

Mr. Hamlin served as our Chief Executive Officer during 1998. The compensation awarded to Mr. Hamlin consisted primarily of base salary and an annual incentive award. Mr. Hamlin's base salary was $90,000, significantly below comparable REIT Chief Executive Officers. Mr. Hamlin's base salary was initially set at this level as a result of his substantial equity interest in Corporate Office Properties Trust as shown in "Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners." Under our compensation plan, Mr. Hamlin was eligible for an annual incentive award.

Based on Mr. Hamlin's role in the successful completion of over $350 million in acquisitions and his leadership in strengthening our financial position, Mr. Hamlin received an incentive award of $38,500. Mr. Hamlin will also participate in our long-term incentive plan described above. (See "Employment Agreements" for a description of Mr. Hamlin's employment agreement with us.)

TEN-YEAR OPTION REPRICINGS

In September 1998, we cancelled and reissued certain options granted to Thomas
D. Cassel in April 1998. We completed the reissuance of these options at the same grant price as all other employee options issued at the same time.

                                  Number of                                                          Length of
                                    Shares       Market Price                                     Original Option
                                  Underlying     of Shares at       Exercise                      Term Remaining
                                   Options          Time of      Price at Time                      at Date of
                                 Repriced or     Repricing or     of Repricing    New Exercise     Repricing or
Name                    Date       Amended         Amendment      or Amendment       Price           Amendment
----------------     ---------   ------------    -------------   ---------------  -------------  ------------------
Thomas D. Cassel      9/28/98       25,000           $8.00           $12.25          $9.25       9 years, 6 months




                                                          COMPENSATION COMMITTEE

                                                          Edward A. Crooke
                                                          Kenneth S. Sweet, Jr.

                         COMMON SHARES PERFORMANCE GRAPH

The following graph assumes $100 was invested on December 31, 1993 in the common shares of the predecessor corporation to Corporate Office Properties Trust and continued to be invested in Corporate Office Properties Trust after its reformation as a Maryland trust in March 1998. This graph compares the cumulative return (assuming reinvestment of dividends) of this investment with a similar investment at that time in the S&P 500 Index or the Index of the National Association of Real Estate Investment Trusts ("NAREIT").

                    COMPARISON OF FIVE YEAR CUMULATIVE RETURN



                                               1993       1994     1995     1996     1997     1998
                                              -----------------------------------------------------

Corporate Office Properties Trust             100.00      83.21    61.33    69.94   148.45   111.69
S&P 500                                       100.00     101.31   139.23   171.19   228.32   293.57
NAREIT All-Reit Index                         100.00     100.81   119.26   161.90   192.44   156.22


                        SHARE OWNERSHIP OF OUR TRUSTEES,
                   EXECUTIVE OFFICERS AND 5% BENEFICIAL OWNERS

The following table shows certain information, as of March 15, 1999, regarding the beneficial ownership (as defined under the regulations of the Securities and Exchange Commission) of our common shares by each trustee, each nominee for election as trustee, each executive officer shown in our Summary Compensation Table, all trustees and executive officers as a group and each person known to us to be the beneficial owner of more than five percent of the outstanding common shares. Each person named in the table below has sole voting and investment power with respect to the securities listed opposite such person's name, except as otherwise noted.

                                                                                         COMMON      PREFERRED      PERCENT OF
                                                                                      PARTNERSHIP    PARTNERSHIP       ALL
                                                      COMMON SHARES      PERCENT OF      UNITS         UNITS          COMMON
                                                       BENEFICIALLY      ALL COMMON   BENEFICIALLY   BENEFICIALLY   SHARES AND
                                                         OWNED (1)         SHARES      OWNED (2)     OWNED (2)      UNITS (2)
                                                       -------------     ----------   -------------  ------------   ----------
Constellation Real Estate, Inc.(3).................      7,030,793          41.8%         --              --          26.1%
Jay H. Shidler.....................................        302,500           1.8         816,526       736,908        13.9
Clay W. Hamlin, III................................        312,500           1.9         994,447       854,335        16.2
Vernon R. Beck(4)..................................        155,635           *            --              --            *
Betsy Z. Cohen.....................................           --           --             --              --          --
Edward A. Crooke...................................          5,000           *            --              --            *
Robert L. Denton...................................         17,500           *           129,549        85,502         1.7
Allen C. Gehrke....................................         12,750           *            --              --            *
Steven D. Kesler...................................            400           *            --              --            *
Kenneth S. Sweet, Jr..............................          31,500           *            --              --            *
William H. Walton..................................          7,500           *            --              --            *
Kenneth D. Wethe...................................         17,759           *            --              --            *
Randall M. Griffin (5).............................          1,475           *            --              --            *
Roger A. Waesche, Jr...............................          8,000           *            --              --            *
Thomas D. Cassel (6)...............................            660           *            --              --            *
David P. Hartsfield................................            952           *             9,091         6,000          *
All Trustees and Executive Officers as a Group (14
    persons).......................................        856,631           5.1%      1,820,064     1,597,243        31.1%

* Represents less than one percent.

(1) Includes the following common shares issuable under options exercisable within 60 days of March 15, 1999: 2,500--Shidler; 2,500--Hamlin; 12,500--Beck; 12,500--Gehrke; 7,500--Sweet; 7,500--Walton; 17,500--Wethe;
     and 62,500--all trustees and executive officers as a group.
(2) Assumes that all units of our operating partnership are exchanged for common shares (without regard to the prohibition on exchange of preferred units for partnership units until October 1, 1999), and assumes we elect to issue common shares rather than pay cash upon exchange of all partnership units.
(3) Constellation Real Estate, Inc. is located at 250 West Pratt Street, Baltimore, MD 21201. In addition to the common shares in the table, Constellation also owns 984,308 Series A convertible preferred shares which are convertible into 1,845,381 common shares beginning in 2000.
(4) These shares are held by Enterprise Nautical, Inc., of which Mr. Beck is the sole owner.
(5) Includes 275 shares held by Mr. Griffin's spouse and 200 shares held in trust for Mr. Griffin's daughter, for which he disclaims beneficial ownership.
(6) Includes 660 shares held by Mr. Cassel's spouse, for which he disclaims beneficial ownership.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require that we disclose late filings of reports of share ownership (and changes in share ownership) by our trustees, officers and greater than 10% shareholders. Our trustees, officers and greater than 10% shareholders are required by those rules to furnish us with copies of the reports of share ownership (and changes in share ownership) they file with the Securities and Exchange Commission. Based solely on our review of the copies of such reports received by us, we believe that during the year ended December 31, 1998, all filing requirements applicable to our trustees, officers and greater than 10% shareholders were satisfied, with the exception of the following reports which were not timely filed for the years indicated: Form 5 for one transaction in 1998 by Allen C. Gehrke, a trustee whose term is expiring at the Annual Meeting; Form 4 for two transactions in 1997, Form 4 for two transactions in 1998 and Form 5 for one transaction in 1998 by Kenneth S. Sweet, Jr., a trustee; Form 5 for one transaction in 1997 and Form 5 for one transaction in 1998 by William H. Walton, a trustee; Form 5 for one transaction in 1997 and Form 5 for two transactions in 1998 by Kenneth D. Wethe, a trustee; Form 4 for one transaction in 1997 and Form 5 for one transaction in 1998 by Thomas D. Cassel, an executive officer; Form 4 for one transaction in 1998 and Form 5 for one transaction in 1998 by James K. Davis, an officer; Form 5 for one transaction in 1998 by John H. Gurley, an executive officer; and Form 4 for one transaction in 1998 and Form 5 for one transaction in 1998 by David P. Hartsfield, an executive officer until September 1998. All of the transactions described above were reported with the Securities and Exchange Commission on Forms 5 prior to the mailing of this Proxy Statement.


                           SUMMARY COMPENSATION TABLE

The table below provides information about the annual compensation of our Chief Executive Officer and our other four most highly compensated executive officers who were executive officers as of December 31, 1998.

---------------------------------------------------------------- ------------ ---------------- ---------------
NAME AND POSITION                                                   YEAR       SALARY(1) ($)    BONUS(1) ($)
---------------------------------------------------------------- ------------ ---------------- ---------------
Clay W. Hamlin, III                                                 1998             88,503         38,500
Chief Executive Officer                                             1997             18,000           --

Randall M. Griffin                                                  1998             62,308         38,500
President and Chief Operating Officer

Roger A. Waesche, Jr.                                               1998             40,385         15,000
Senior Vice President and Chief Financial Officer

Thomas D. Cassel                                                    1998            100,387         28,000
Vice President, Finance and Treasurer                               1997             22,038           --

David P. Hartsfield (2)                                             1998             82,846         23,500
Vice President-Development of Corporate Development Services,       1997             16,000           --
LLC
---------------------------------------------------------------- ------------ ---------------- ---------------

(1) On October 14, 1997, we converted from an externally advised REIT to a self-administered REIT. Prior to October 14, 1997, no individual officer of Corporate Office Properties Trust was paid any cash or other compensation. The salary and bonus information in the table for

          1997 sets forth the compensation paid from October 14, 1997 to December 31, 1997. If Messrs. Hamlin, Cassel and Hartsfield had been employed for a full year, their annualized salaries for 1997 would have been $90,000, $90,000 and $80,000, respectively. Mr. Griffin and Mr. Waesche became officers of Corporate Office Properties Trust on September 28, 1998. If employed for the full year, Mr. Griffin's annualized salary for 1998 would have been $286,000 including allowances and Mr. Waesche's annualized salary for 1998 would have been $157,500 including allowances.

(2) Mr. Hartsfield was Vice President, Operations and Development of Corporate Office Properties Trust through September 1998. At that time, he became Vice President-Development of Corporate Development Services, LLC, our indirect subsidiary.


                              EMPLOYMENT AGREEMENTS

We have entered into an employment agreement with Clay W. Hamlin, III for a continuous and self-renewing period of two years unless terminated by either party on one day's prior notice. Under the agreement, Mr. Hamlin's base salary is $90,000 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides for certain severance payments in the event of his disability or termination by us without cause or by Mr. Hamlin based upon constructive termination. The agreement also provides for certain payments to be made in the event of a change of control of Corporate Office Properties Trust. He is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

We have entered into an employment agreement with Randall M. Griffin for a continuous and self-renewing period of three years unless terminated by either party on one day's prior notice. Under the agreement, Mr. Griffin's base salary is $270,000 per year and he receives additional allowances for an automobile, personal financial planning and income tax preparation totaling $16,000 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides for certain severance payments in the event of his disability or termination by us without cause or by Mr. Griffin based upon constructive termination. The agreement also provides for certain payments to be made in the event of a change of control of Corporate Office Properties Trust. He is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

We have entered into an employment agreement with Roger A. Waesche, Jr. for a continuous and self-renewing period of two years unless terminated by either party on one day's prior notice. Under the agreement, Mr. Waesche's base salary is $165,000 per year and he receives an additional automobile allowance totaling $7,500 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides for certain severance payments in the event of his disability or termination by us without cause or by Mr. Waesche based upon constructive termination. The agreement also provides for certain payments to be made in the event of a change of control of Corporate Office Properties Trust. He is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

We have entered into a three year employment agreement with Thomas D. Cassel unless terminated by either party on one day's prior notice. The agreement provides for current base compensation in the amount of $90,000 and was increased by the Compensation Committee to $110,000 in October 1998. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The employment agreement provides for certain severance payments in the event of his disability or termination by us without cause or by Mr. Cassel based upon constructive termination. The agreement also provides for certain payments to be made in the event of a change of control of Corporate Office Properties Trust. He is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

                               OPTION GRANT TABLE

The table below provides information about grants of share options made during 1998 to the executive officers shown in our Summary Compensation Table. Mr. Hamlin did not receive any option grants in 1998.

                               Number of
                             Common Shares      Percent of
                               Underlying     Total Options      Exercise
                            Options Granted     Granted to      Price per                             Grant Date
Name                              (1)           Employees      Common Share    Expiration Date     Present Value (2)
----                        ---------------   -------------    ------------    ---------------     -----------------
Randall M. Griffin              200,000            29.1%            $9.25         9/28/2008              $190,000

Roger A. Waesche, Jr.            82,500            11.7%            $9.25         9/28/2008               $78,375

Thomas D. Cassel                 27,500             3.9%            $9.25         9/28/2008               $26,125

David P. Hartsfield              13,750             2.0%            $9.25         9/28/2008               $13,063
------------------------

(1) All options are granted at the fair market value of the common shares at the date of grant. Options granted are for a term of ten years from the date of grant and vest ratably over a three-year period beginning on the anniversary of the grant date.

(2) We chose to use the Black-Scholes option pricing model to estimate the grant date present value of the options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All share option valuation models, including the Black-Scholes model, require a prediction about the future movement of the share price. All options referenced in the table were granted on September 28, 1998. The following assumptions were made for purposes of calculating the grant date present value: an expected life of 5-3/4 years, volatility of 30.0%, a dividend yield of 6.8% and a risk-free interest rate of 4.65%. The real value of the options in this table depends upon the actual performance of our common shares during the applicable period.

                              OPTION EXERCISE TABLE

The table below provides information about the exercise of share options during 1998 and the value of share options unexercised at the end of 1998 for the executive officers shown in our Summary Compensation Table. Value is calculated using the difference between the option exercise price and the year-end share price multiplied by the number of shares underlying the options.

                                                        No. of Shares Underlying          Value of Unexercised
                              No. of                     Unexercised Options at        in-the-money Options at
                              Shares                       December 31, 1998              December 31, 1998
                            Acquired on      Value       --------------------------    ----------------------------
Name                          Exercise      Realized     Exercisable   Unexercisable   Exercisable    Unexercisable
----                        -----------     --------     -----------   -------------   -----------    -------------
Clay W. Hamlin, III             --        $    --          2,500           --          $   --         $   --
Randall M. Griffin              --             --           --          200,000           --              --
Roger A. Waesche, Jr.           --             --           --           82,500           --              --
Thomas D. Cassel                --             --           --           27,500           --              --
David P. Hartsfield             --             --           --           13,750           --              --


                              CERTAIN TRANSACTIONS

Prior to March 19, 1999, we had a management agreement with Glacier Realty LLC ("Glacier"). Fifty percent of the membership interests in Glacier were owned by Enterprise Nautical, Inc. Vernon R. Beck, a trustee of Corporate Office Properties Trust, is the sole shareholder of Enterprise Nautical, Inc. Under the management agreement, Glacier was responsible for the management of our retail properties. The management agreement provided that Glacier would receive an annual fee of $250,000 plus a percentage of Average Invested Assets (as defined in the management agreement) and would pay third party expenses associated with owning these retail properties. In addition, Glacier was entitled to a fee of 1% of the purchase price or the sale price upon our acquisition or sale of any net-leased retail real estate assets. Under the management agreement, this percentage was to be increased to 3% in the event that all or substantially all of the net-leased retail real estate properties were sold. The management agreement, entered into on October 14, 1997, had a term of five years and was terminable thereafter on 180 days prior written notice. In the event that the management agreement was terminated, including for non-renewal, a fee equal to 3% of the Invested Real Estate Assets (defined in the management agreement to exclude our net-leased retail real estate assets as of October 14, 1997) would have been due to Glacier. We incurred only management fees under the agreement of $250,000 in 1998. On March 19, 1999, we acquired Glacier by purchasing all the membership interests in Glacier from the three holders of those interests, including the fifty percent interest held by Enterprise Nautical, Inc., in exchange for a total of 200,000 units in our operating partnership divided among those three holders.

In April 1998, Mr. Antony P. Bernheim, our Chief Investment Officer, resigned his position. Immediately after resigning his position, we entered into a contract with Corporate Office Services, Inc. ("COSI"), a company which is unrelated to us, to provide us consulting services relating to investment opportunities. Mr. Bernheim is the President of COSI. His employment contract with COSI entitles him to substantially all of the income received by COSI. We paid COSI $1,175,022 in consulting fees and $13,521 in expense reimbursements in connection with various acquisitions during 1998.

During 1998, we earned construction management fees of $60,000 from Gateway Central Limited Partnership, an entity primarily owned and controlled by Mr. Hamlin, our Chief Executive Officer and a trustee.

In 1998, we paid Robert L. Denton, one of the nominees for election to our Board of Trustees, a consulting fee of $200,000 in connection with our public offering of common shares in April 1998.

During 1998, we recognized revenue of $256,000 on office space leased to Constellation Real Estate, Inc., our largest shareholder. During 1998, Corporate Office Management, Inc., our indirect subsidiary, earned $750,000 from a project consulting and management agreement with Constellation. Corporate Realty Management, LLC, our indirect subsidiary, also earned $206,000 in fees and expense reimbursements under a property management agreement with Baltimore Gas and Electric Company, which indirectly owns 100% of Constellation.


              REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS
                            AND SHAREHOLDER PROPOSALS

Section 13 of our Bylaws provides that a shareholder may not nominate a person for election as a trustee or propose business to be considered by the shareholders at an annual meeting unless (i) the shareholder is a holder of record both at the time of giving the notice described in (iii) below and at the time of the annual meeting, (ii) the shareholder is entitled to vote at the annual meeting and (iii) the shareholder delivers written notice of such shareholder's intent to make such nomination or proposal (containing the relevant information described below) to our Secretary at our principal executive offices not later than the close of business on the 60th day and not earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the shareholder must deliver such written notice not earlier than the close of business on the 90th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting. The public announcement of a postponement or adjournment of an annual meeting to a later date or time will not commence a new time period for the giving of a shareholder's notice as described above. If the number of trustees to be elected to the Board of Trustees is increased and we do not make a public announcement naming all of the nominees for trustee or specifying the size of the increased Board of Trustees at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's written notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if delivered to our Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first make such public announcement.

Section 13 of our Bylaws also provides that a shareholder may not nominate a person for election as a trustee at a special meeting of shareholders at which trustees are to be elected unless (i) the Board of Trustees has determined that trustees shall be elected at the special meeting, (ii) the shareholder is a holder of record both at the time of giving the notice described in (iv) below and at the time of the special meeting, (iii) the shareholder is entitled to vote at the special meeting and (iv) the shareholder delivers written notice of such shareholder's intent to make such nomination (containing the relevant information described below) to our Secretary at our principal executive offices not earlier than the close of business on the 90th day prior to the special meeting and not later than the close of business on the later of the 60th day prior to the special meeting or the 10th day following the day on which we first make a public announcement of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at the special meeting. The public announcement of a postponement or adjournment of a special meeting to a later date or time will not commence a new time period for the giving of a shareholder's notice as described above.

The shareholder's notice must set forth, as relevant, (i) as to each person whom the shareholder proposes to nominate for election or reelection as a trustee all information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such shareholder, as they appear on our books, and of the beneficial owner, and the number of each class of our shares which are owned beneficially and of record by the shareholder and beneficial owner.

For purposes of the procedures described above, our Bylaws define a "public announcement" as disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by us with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

A shareholder also must comply with all applicable requirements of state law and of the Exchange Act and its rules and regulations with respect to nominations of trustees and proposals of business to be conducted at our shareholder meetings. The chairman of a meeting may refuse to acknowledge the nomination of any person by a shareholder or any shareholder proposal not made in compliance with the procedures described above. Such procedures will not be deemed to affect any rights of shareholders to request inclusion of proposals in our proxy statements pursuant to Rule 14a-8 under the Exchange Act.


                              INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP performed customary auditing services for us for the year ended December 31, 1998. We have selected PricewaterhouseCoopers as our auditor for the next year. We expect one of its representatives to be present at the Annual Meeting who will have an opportunity to make a statement, if they desire to do so, and to answer questions.

After our acquisition of properties from The Shidler Group in October 1997, we changed our certifying public accountant from Lurie, Besikof, Lapidus & Co., LLP ("Lurie") to Coopers & Lybrand L.L.P. ("C&L"). On October 31, 1997, our Board of Directors appointed C&L as our independent public accountant for the year ended December 31, 1997. We are not aware of any disagreements with Lurie during our two most recent fiscal years and through October 31, 1997 on any matters of accounting principles or practices, financial statement disclosures or auditing scope and procedures. During 1998, C&L merged with Price Waterhouse LLP to become PricewaterhouseCoopers LLP. We retained PricewaterhouseCoopers as our certifying accountant.

                           ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this proxy statement a copy of our Annual Report on Form 10-K for the year ended December 31, 1998 as filed with the Securities and Exchange Commission that includes all financial statements and schedules. You must make this request in writing to the Vice President-Investor Relations, at ir@copt.com or 401 City Avenue, Suite 615, Bala Cynwyd, Pennsylvania 19004.

                                                                        APPENDIX
                                                                        --------




                        CORPORATE OFFICE PROPERTIES TRUST

                         ANNUAL MEETING OF STOCKHOLDERS

                             WEDNESDAY, MAY 19, 1999
                                    2:00 P.M.

                         THE PHILADELPHIA MARRIOTT WEST
                           MATSON FORD AT FRONT STREET
                              WEST CONSHOHOCKEN, PA





--------------------------------------------------------------------------------

[LOGO]              CORPORATE OFFICE PROPERTIES TRUST
                    401 CITY AVENUE, SUITE 615
                    BALA CYNWYD, PA  19004-1126

                                                                           PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES FOR USE AT THE ANNUAL MEETING ON MAY 19, 1999.

The common shares you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

By signing the proxy, you revoke all prior proxies and appoint Clay W. Hamlin, III and Randall M. Griffin, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.










                      SEE REVERSE FOR VOTING INSTRUCTIONS.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Corporate Office Properties Trust, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.















                            ~/ PLEASE DETACH HERE ~/



           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2


--------------------------- ----------------------------------------    ------------------- --------------------------

1.  Election of directors   01  Betsy Z. Cohen   02  Robert L. Denton    / / Vote FOR all     / /  Vote WITHHELD
                                                                             nominees              from all nominees


(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.  To amend the 1998 Long Term Incentive Plan.                      / /  For    / / Against  / /   Abstain


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR
EACH PROPOSAL.

Address change?  Mark Box / /                                        Date:
Indicate changes below:                                                   -----------------------------------






                                                                     Signature(s) in Box
                                                                     Please sign exactly as your name(s) appear
                                                                     on Proxy. If held in joint tenancy, all
                                                                     persons must sign. Trustees, administrators,
                                                                     etc. should include file and authority.
                                                                     Corporations should provide full name of
                                                                     corporation and title of authorized officer
                                                                     signing the proxy.

                                                                    APPENDIX II

                       CORPORATE OFFICE PROPERTIES TRUST
                         1998 LONG TERM INCENTIVE PLAN

    1. PURPOSES.

    The purposes of the 1998 Long Term Incentive Plan are to advance the interests of Corporate Office Properties Trust and its shareholders by providing a means to attract, retain, and motivate employees and directors of the Company upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

    2. DEFINITIONS.

    For purposes of the Plan, the following terms shall be defined as set forth below:

        (a) "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

        (b) "Award" means any Option or Dividend Equivalent granted to an Eligible Person under the Plan.

        (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

        (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by such Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

        (e) "Board" means the Board of Directors of the Company.

        (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

        (g) "Committee" means the Compensation Committee of the Board, or such other Board committee (which may include the entire Board), as may be designated by the Board to administer the Plan.

        (h) "Company" means Corporate Office Properties Trust, a Maryland business trust, or any successor.

        (i) "Director" means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

        (j) "Dividend Equivalent" means a right, granted under Section 5(c), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

        (k) "Eligible Person" means (i) an employee of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or (ii) a Director.

        (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

        (m) "Fair Market Value" means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the mean between the high and low selling prices per Share on the immediately preceding date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange or market system.

        (n) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

        (o) "NQSO" means any Option that is not an ISO.

        (p) "Option" means a right, granted under Section 5(b), to purchase Shares.

        (q) "Participant" means an Eligible Person who has been granted an Award under the Plan.

        (r) "Plan" means this 1998 Long Term Incentive Plan.

        (s) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

        (t) "Shares" means common shares of beneficial interest, $.01 par value per share, of the Company.

        (u) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

    3. ADMINISTRATION.

    (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

        (i) to select Eligible Persons to whom Awards may be granted;

        (ii) to designate Affiliates;

       (iii) to determine the type or types of Awards to be granted to each Eligible Person;

        (iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

        (v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

        (vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

       (vii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

      (viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

        (ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

        (x) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and

        (xi) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

    (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or employees of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

    (c) LIMITATION OF LIABILITY. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

    4. SHARES SUBJECT TO THE PLAN.

    (a) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 10 percent of the number of issued and outstanding Shares at the time the Award is granted; provided however, that no more than 200,000 Shares shall be cumulatively available for Awards of ISOs hereunder. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

    (b) Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares with respect to which Options may be granted during a calendar year to any Eligible Person under this Plan shall be 200,000 Shares.

    (c) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise.

    (d) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

    5. SPECIFIC TERMS OF AWARDS.

    (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Eligible Person.

    (b) OPTIONS. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

        (i) EXERCISE PRICE. The exercise price per Share purchasable under an Option shall be determined by the Committee, and the Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

        (ii) OPTION TERM. The term of each Option shall be determined by the Committee.

       (iii) TIME AND METHOD OF EXERCISE. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons.

        (iv) ISOS. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

    (c) DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

    6. CERTAIN PROVISIONS APPLICABLE TO AWARDS.

    (a) STAND-ALONE, ADDITIONAL, TANDEM AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, a predecessor of the Company or any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company, a predecessor of the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option, or purchase price of any other Award conferring a right to purchase Shares, which is granted in connection with the substitution of awards granted under any other plan or agreement of the Company, a predecessor of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate shall be determined by the Committee, in its discretion.

    (b) TERMS OF AWARDS. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

    (c) FORM OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

    (d) NONTRANSFERABILITY. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. An Eligible Person's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person's creditors.

    7. CHANGE OF CONTROL PROVISIONS.

    (a) ACCELERATION OF EXERCISABILITY AND LAPSE OF RESTRICTIONS; CASH-OUT OF AWARDS. Unless otherwise provided by the Committee at the time of the Award grant, all outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited shall become fully exercisable at the time of a Change of Control.

    (b) DEFINITIONS OF CERTAIN TERMS. For purposes of this Section 7, the following definitions, in addition to those set forth in Section 2, shall apply:

        (i) "Change of Control" means and shall be deemed to have occurred if:

           (a) any Person (within the meaning of the Exchange Act), other than the Company or a Permitted Person, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the

       Exchange Act), directly or indirectly, of Voting Securities representing more than 20 percent or more of the total voting power of all the then-outstanding Voting Securities; or

           (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office;

           (c) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company or a Subsidiary, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company or a Subsidiary, or consummation of any such transaction if stockholder approval is not obtained, other than
       (I) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive (or, in the case of a transaction involving a Subsidiary and not the Company, retain), with respect to such Voting Securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (II) any such transaction which would result in Permitted Persons beneficially owning more than 50 percent of the voting securities of the surviving entity outstanding immediately after such transaction, or (III) the merger of Corporate Office Properties Trust, Inc. indirectly with and into the Company; or

           (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in Permitted Persons owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction.

        (ii) "Permitted Person" means (a) a majority-owned subsidiary of the Company; (b) an employee or group of employees of the Company or any majority-owned subsidiary of the Company; (c) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; (d) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities; (e) the Operating Partnership; or (f) Jay H. Shidler, Clay W. Hamlin III, Westbrook Real Estate Fund I, L.P. or Westbrook Real Estate Co. Investment Partnership I, L.P. or any corporation, partnership, trust, estate or other legal entity controlled by any of the foregoing Persons (or jointly controlled by Messrs. Shidler and Hamlin).

       (iii) "Voting Securities or Security" means any securities of the Company or a Subsidiary or Affiliate which carry the right to vote generally in the election of directors.

    8. GENERAL PROVISIONS.

    (a) COMPLIANCE WITH LEGAL AND TRADING REQUIREMENTS. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company or a Subsidiary or Affiliate under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal or state law.

    (b) NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. Neither the Plan nor any action taken thereunder shall be construed as giving any employee or director the right to be retained in the employ or service of the Company or any Subsidiary or Affiliate, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate any employee's or director's employment or service at any time.

    (c) TAXES. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Subsidiary or Affiliate and any Eligible Person to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person's tax obligations.

    (d) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders of the Company or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's shareholders to the extent such shareholder approval is required under
Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

    (e) NO RIGHTS TO AWARDS; NO SHAREHOLDER RIGHTS. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

    (f) UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

    (g) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

    (h) NOT COMPENSATION FOR BENEFIT PLANS. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

    (i) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

    (j) GOVERNING LAW. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

    (k) EFFECTIVE DATE; PLAN TERMINATION. The Plan shall become effective upon its approval by shareholders of the Company (the "Effective Date"). The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

    (l) TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.